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                    [LETTERHEAD OF BERENSON & COMPANY LLP]

                                                              EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Gateway Industries, Inc. on Form S-2 of our reports dated February 8, 1995 and December 29, 1995 appearing in and incorporated by reference in Form 8-K/A, dated December 7, 1995 and filed February 1, 1996, of Gateway Industries, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                /s/ Berenson & Company LLP

New York, NY
July 1, 1996